UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.    )

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ADVISORS SERIES TRUST
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Re: Orinda Announcement – Orinda SkyView Multi-Manager Hedged Equity Fund and the Orinda SkyView Macro Opportunities Fund

Dear Financial Advisor,

I am writing to advise you of an upcoming Special Meeting of Shareholders of the Orinda SkyView Multi-Manager Hedged Equity Fund and the Orinda SkyView Macro Opportunities Fund (the “Funds”).  In the coming weeks, your clients will be receiving a Proxy Statement for the Special Meeting, which is expected to be held on June 3, 2014 at 10:00 a.m., Central Time at the Funds’ principal offices at 615 East Michigan Street, Milwaukee, Wisconsin.

Orinda Asset Management is pleased to announce that the Board of Trustees of Advisors Series Trust (the “Board”) has approved the engagement of Vivaldi Asset Management, LLC (“Vivaldi”) to become the investment adviser to the Funds.  In addition, the Board approved the continuation of the Funds’ current multi-manager structure with Vivaldi as adviser.  Both of these actions require approval by the shareholders of the Funds.  As a result, your clients will soon be receiving a proxy statement presenting these proposals.

We wanted to ensure you that, even if these proposals are approved by shareholders, Orinda will continue to remain deeply involved in the Funds and expects to be engaged to provide services to both current and future shareholders of the Funds pursuant to an Investor Services Agreement with Vivaldi and the Funds.  We are excited to continue working directly with Financial Advisors in the servicing and distribution of both mutual funds.

As described more fully in the Proxy Statement, given Vivaldi’s significant experience in sourcing managers, allocating capital and managing risk within the alternative investment arena, Orinda believes these proposals will align Orinda and Vivaldi’s collective areas of expertise. The Proxy Statement also discusses in detail other expected benefits from this arrangement including,

Lower Fund Expenses:
•	Management fees will be reduced from 1.96% to 1.75%, and
•
The Funds’ expense caps will be lowered from 2.75% for Class A and 2.44% for Class I of the Multi-Manager Hedged Equity Fund to 2.45% and 2.15%, respectively and from 2.76% for Class A and 2.46% for Class I of the Macro Opportunities Fund to 2.55% and 2.25%, respectively.

It’s an exciting time at Orinda Asset Management.  Honoring the trust and confidence financial advisors and their clients have placed in Orinda is extremely important to us. For many of you who have worked with us for the last 20 years, you know this is more than just a statement. It is a core belief which is firmly rooted in the foundation of Orinda.

In addition to making the Funds more competitive, these proposals, if approved, confirm the firms’ shared vision of bringing innovative investment products to the financial advisor marketplace.

We have enclosed a copy of the sticker to the prospectus with additional information, along with a Frequently Asked Questions document for your review.  We look forward to speaking with you over the coming weeks regarding these proposals.

Please do not hesitate to contact me directly at (925) 402-1678.

Sincerely,

Craig Kirkpatrick
Managing Partner - President
Orinda Asset Management
4 Orinda Way Suite 150-A
Orinda CA 94563

(925) 253-1300 Main
(925) 402-4225 Fax
www.orindafunds.com
craigk@orindafunds.com

THE ABOVE IS NOT A SOLICITATION FOR VOTES AT THE UPCOMING SPECIAL MEETING.  A SOLICITATION CAN ONLY BE MADE BY A PROXY STATEMENT.  THE PROXY STATEMENT IS EXPECTED TO BE AVAILABLE IN THE NEXT FEW WEEKS AND WILL BE SENT TO SHAREHOLDERS.  THE PROXY STATEMENT WILL ALSO BE AVAILABLE FREE OF CHARGE FROM THE TRUST BY CONTACTING THE TRUST TOLL-FREE AT 1-855-467-4632, MONDAY THROUGH FRIDAY FROM 8 a.m. UNTIL 5 p.m., EASTERN TIME OR AT THE U.S. SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV. THE PROXY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING AND AND SHAREHOLDERS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE VOTING ON THE PROPOSALS.

FOR USE ONLY WITH FINANCIAL ADVISERS AND INTERMEDIARARIES. NOT FOR INSPECTION BY, DISTRIBUTION OR QUOTATION TO, THE GENERAL PUBLIC.

For Registered Investment Professional Use Only
The Fund’s investment objectives, risks, charges and expenses must be considered carefully before investing. The statutory and summary prospectuses contain this and other important information about the investment company, and may be obtained by calling 925.253.1300 or by visiting www.orindafunds.com. Read carefully before investing.

Mutual fund investing involves risk. Principal loss is possible. The fund can make short sales of securities, which involves the risk that losses in securities may exceed the original amount invested. The fund may use leverage which may exaggerate the effect of any increase or decrease in the value of portfolio securities or the Net Asset Value of the fund, and money borrowed will be subject to interest costs. Investments in smaller and medium companies involve greater risks such as limited liquidity and greater volatility. Investments in foreign securities involve greater volatility and political, economic and currency risks and differences in accounting methods. These risks are greater for emerging markets. Investments in debt securities typically decrease in value when interest rates rise. This risk is usually greater for longer-term debt securities. Investment by the fund in lower rated and non-rated securities presents a greater risk of loss to principal and interest than higher-rated securities. The fund may use certain types of investment derivatives such as futures, forwards, and swaps. Derivatives involve risks different from, and in certain cases, greater than the risks presented by more traditional investments. Diversification does not assure a profit or protect against a loss in a declining market. Investment in absolute return strategies are not intended to outperform stocks and bonds during strong market rallies. Investments in asset backed and mortgage backed securities include additional risks that investors should be aware of such as credit risk, prepayment risk, possible illiquidity and default, as well as increased susceptibility to adverse economic developments. Multi-investment management styles may lead to higher transaction expenses compared to single investment management styles. Outcomes depend on the skill of the sub-advisers and adviser and the allocation of assets amongst them.

Quasar Distributors, LLC, distributor.